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                                                                  Exhibit 10.49


                               McCULLOCH ELECTRIC
                                COOPERATIVE, INC.


                                    NOTICE OF
                              ANNUAL MEETING OF THE
                                     MEMBERS


                              NOTICE OF MEETING AND
                                 PROXY STATEMENT


                                      TIME:
                     SATURDAY, AUGUST 21, 1999, AT 9:00 A.M.


                                     PLACE:
                          HEART OF. TEXAS CIVIC CENTER
                               SAN ANGELO HIGHWAY
                                  BRADY, TEXAS




If you cannot be present at this year's Annual Meeting, please sign and return the enclosed proxy promptly so that you may be represented at the meeting

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                     MC CULLOCH ELECTRIC COOPERATIVE, INC.
                               Highway 190 East
                              Brady, Texas 76825



                     NOTICE OF ANNUAL MEETING OF MEMBERSHIP
                           To Be Held August 21, 1999

To the Members of McCulloch Electric Cooperative:

The Annual Meeting of the Members of McCulloch Electric Cooperative, Inc. will be held on Saturday, August 21, 1999, at 9:00 a.m. in the Heart of Texas Civic Center on the San Angelo Highway in Brady, for the following purposes:

         1.   To elect 3 directors of the Cooperative.
         2.   To pass upon reports covering the previous fiscal year.
         3. To adopt a resolution recommended by the Cooperative's Board of Directors to become a division of Cap Rock Electric
              Cooperative, Inc., in accordance with the terms and conditions of the Agreement to Combine McCulloch and Cap Rock that has been approved by the McCulloch Board.
         4. To transact such other business as may properly come before the meeting.

Only Members of record at the close of business on July 21, 1999, are entitled to notice of and to vote at the Annual Meeting. Voting may be accomplished by attending the meeting in person or by returning the official proxy enclosed with this mailing.

         REGARDLESS OF WHETHER YOU PLAN TO ATTEND IN PERSON, PLEASE SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE. MAILING YOUR COMPLETED PROXY WILL NOT PREVENT YOU FROM VOTING IN PERSON AT THE MEETING IF YOU WISH TO DO SO.

         THE PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.


                                            By order of the Board of Directors,



                                            Billy M. Crowder
                                            Secretary/Treasurer

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                      MC CULLOCH ELECTRIC COOPERATIVE, INC.
                                Highway 190 East
                                  Brady, Texas

                                  July 22, 1999



Dear Member:

You are cordially invited by the Board of Directors (the "Board") of McCulloch Electric Cooperative (the "Cooperative"), a Texas electric cooperative, to attend the 62nd Annual Meeting of the Members of the Cooperative (the "Annual Meeting"). The Annual Meeting will be held at the Heart of Texas Civic Center, San Angelo Highway, Brady, on Saturday, August 21, 1999, at 9:00 a.m., local time.

At the Annual Meeting, Members will be asked to adopt a resolution that McCulloch Electric become a division of Cap Rock Electric Cooperative. Inc., by conveying to Cap Rock all the assets and liabilities of the Cooperative. The Board of Directors of the Cooperative recommends adoption of this resolution. In addition, Members will be asked to elect three directors of the Cooperative, and to conduct such other business as may properly come before the Annual Meeting. The hoard believes it is in the best interest of the Cooperative and its Members to become a division of Cap Rock Electric and recommends you adopt this resolution.

Important information regarding this resolution is contained in this Proxy Statement, which you are urged to read carefully. It is important that your Membership interest be represented and voted at the Annual Meeting. Accordingly, you are encouraged to complete, sign, date and return the enclosed proxy in the postage-paid envelope provided so that it is received at the Cooperative on or before August 16, 1999. There will be a generous number of door prizes given at the meeting. There will also be a drawing for the Grand Prize, a year's worth of flee electricity! (Maximum for this prize is $300 per month for a full year.) You may either attend the meeting in person or return an assigned proxy to be eligible for the Grand Prize. Not only do you gain this eligibility, but attending the meeting or sending in your proxy will also gain you a $5 credit on your next electric bill.

Your interest and voting participation in the affairs of your Cooperative are greatly appreciated.

                                    Sincerely,


                                    Board and Management of
                                    McCulloch Electric Cooperative, Inc.

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                      MC CULLOCH ELECTRIC COOPERATIVE, INC.
                                  Brady, Texas
                  PROXY STATEMENT FOR ANNUAL MEETING OF MEMBERS

                              SOLICITATION OF PROXY

The Board of Directors (the "Board") of McCulloch Electric Cooperative, Inc. (the "Cooperative") solicits the accompanying proxy on behalf of the Proxy Committee to be voted by the Proxy Committee at the Annual Meeting of the Membership of the Cooperative to be held in the Heart of Texas Civic Center, San Angelo Highway, Brady, Texas, on Saturday, August 21, 1999, at 9:00 a.m. The Proxy Committee will vote all proxies as directed by majority vote of the committee concerning the matter of conveying all.its assets and liabilities and transferring all its Membership interests to Cap Rock Electric Cooperative, Inc. ("Cap Rock") in accordance with the provisions of the Agreement to Combine McCulloch and Cap Rock Electric Cooperatives described below. In addition to this mail solicitation, proxies may be solicited by the Board of Directors on behalf of the Proxy Committee through use of personal interview; telephone and special correspondence from directors, employees, agents and other Members of the Cooperative. If such persons receive compensation for these services, the Cooperative will bear the cost.

Any Member of the Cooperative who gives a proxy may revoke the proxy any time prior to its exercise by (i) executing a subsequent proxy or (ii) mailing or hand delivering written notice to the Secretary of the Cooperative by 5:00 p.m., August 20, 1999, or (iii) by attending the meeting and withdrawing the proxy upon registration at the meeting not later than 8:00 a.m. If a Member executes two or more valid proxies, the proxy bearing the latest date will be honored. Undated proxies shall be deemed dated as of the date of the postmark if mailed or the date of receipt by the Cooperative if hand-delivered.

By completing, signing and returning your proxy to the Cooperative, you will become eligible to win the drawing for the Grand Prize to be given away at the Annual Meeting. The Grand Prize is a year's worth of FREE ELECTRICITY (not to exceed $300 per month, or $3,600 per year). The names of all Members who return proxies will be included in the drawing for the Grand Prize, as will the names of those Members who attend the Annual Meeting in person.


TO HELP ASSURE A QUORUM AT THE ANNUAL MEETING, THE BOARD URGES EACH MEMBER TO SUBMIT A PROXY TO THE PROXY COMMITTEE. EACH MEMBER SUBMITTING A PROXY AND/OR ATTENDING THE ANNUAL MEETING IN PERSON WILL RECEIVE A $5 CREDIT ON THE MEMBER'S ELECTRIC BILL.

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                               PURPOSE OF MEETING

As stated in the Notice of Annual Meeting of Members accompanying this Proxy Statement, the business to be conducted and the matters to be considered and acted upon at the Annual Meeting are as follows:

         1.    To elect 3 directors of the Cooperative;
         2.    To pass upon reports covering the previous fiscal year;
         3. To vote on the adoption of the following Member resolution (the "Member Resolution"):

         NOW THEREFORE, BE IT RESOLVED that McCulloch Electric Cooperative,Inc., sell all of its assets and transfer all its liabilities to Cap Rock Electric Cooperative, Inc. on such terms and conditions and for such consideration as are set out in that certain Agreement to Combine McCulloch and Cap Rock Electric Cooperatives (the "Combination Agreement") previously approved by the Board of Directors of the Cooperative; and

         RESOLVED FURTHER that the Cooperative enter into the Combination
               Agreement and such other documents as are contemplated by the Combination Agreement to consummate the transaction contemplated thereby; and

         RESOLVED FURTHER that the President of the Cooperative is hereby authorized, directed and empowered to take such action and execute such documents in the name of and on behalf of the Cooperative as he shall deem reasonable, necessary and appropriate to effect the purposes of these resolutions and to consummate the transaction contemplated by the Combination Agreement, including but not limited to, the execution of the Combination Agreement.

         4. To transact such other business as may properly come before the meeting.

                              THE WAYS YOU CAN VOTE

Any person or entity who is a Member of the Cooperative or who has been approved for membership by the Board of Directors as of the close of business on July 21, 1999, may vote in person at the Annual Meeting. Also, Members may appoint a proxy to cast their vote. A proxy, which is the assignment to a designated person of a Member's right to cast a vote, must be in written form, properly completed and signed by the Member giving the proxy. A proxy is not a ballot.

The Bylaws of the Cooperative provide that each proxy shall be voted as directed by the Proxy Committee or by a designated person who is present in person at the meeting. No person or entity may cast a vote at the Annual Meeting unless such person or entity is

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a Member or holds a properly certified proxy from a Member All proxies must be received by the Secretary of the Cooperative no later than 5:00 p.m., local time, August 16, 1999. The Cooperative's Bylaws further provide that the written proxy must designate the particular meeting at which it is to be voted and that a spouse of an absent Member will be deemed to hold the proxy of such absent Member. You may appoint as your proxy the Proxy Committee or another person who will be present in person at the Annual Meeting.

The Board recommends that you appoint the Proxy Committee as your proxy, whether or not you plan to attend the Annual Meeting.

Any Member giving a proxy may revoke it at any time prior to its exercise by executing a subsequent proxy, by mailing or delivering in person written notice of revocation to the Secretary of the Cooperative by 5:00 p.m. August 20, 1999, or by attending the Annual Meeting and withdrawing the proxy no later than one hour prior to the announced time of the Annual Meeting. If a Member executes two or more valid proxies, the proxy bearing the most recent date will be honored. Undated proxies will be deemed to be dated as of the date of the postmark if mailed or the date of receipt at the Cooperative's office if hand-delivered.

          DIRECTOR RESOLUTION PROPOSING MC CULLOCH ELECTRIC COOPERATIVE
               BECOME A DIVISION OF CAP ROCK ELECTRIC COOPERATIVE

Background

McCulloch Electric Cooperative, Inc. is a member-owned Texas transmission and distribution electric cooperative founded in 1937 and provides electrical service to its Members in McCulloch, San Saba, Brown, Concho, Mills, Menard, Tom Green, Mason and Coleman Counties. Today, the Cooperative has 18 miles of electrical transmission, and 2,616 miles of electrical distribution lines, serving 3,298 Members, with 5,788 meters.

The Board has carefully monitored and studied the imminent deregulation of the electric energy industry (a sweeping deregulation bill was passed by the Texas Legislature last month) and has determined that the increased competition in the electric industry, which is certain to arise from deregulation, poses a substantial risk to the long and short-term future of the Cooperative and its Members. Convinced that the Cooperative must grow larger to survive, the Board, together with management, the Cooperative's financial advisers and consultants, many of whom are recognized as experts in the field, have examined various options to assure the continuation of affordable, high quality electric service to the Members of the Cooperative.

Through this process it-became clear that the Cooperative needed a plan to join forces with one or more cooperatives in ore to meet the future with strength. The Board has examined several options to accomplish this goal and has carefully and systematically

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interviewed several electric cooperatives. The Board studIed and evaluated each option carefully. As a result, the Board has concluded that the best available plan is for the assets, the liabilities and the Membership of the Cooperative to become a part of Cap Rock Electric Cooperative, Inc.

Thus, the Board recommends that the Cooperative's Members adopt the Member Resolution at the upcoming Annual Meeting, under which all the assets, liabilities and Membership interests of the Cooperative would be transferred to Cap Rock Electric Cooperative, Inc., resulting in McCulloch Electric Cooperative becoming a separate division of Cap Rock Electric. In this resolution, the Board is putting before the Members of the Cooperative what it has determined is the very best long-term option available.

If the Members reject the Member Resolution, the Cooperative faces a substantial rate increase in the near future. But if the Cooperative joins forces with Cap Rock, that increase will not be necessary and rates are guaranteed to remain the same for at least another five years.

But rates are only part of the picture. As part of the diligence underlying this recommendation, the Board compared the pros and cons offered by several different cooperatives. It found Cap Rock to be a very customer-oriented and friendly company that brought far more advantages and better guarantees for the future of our Members. Becoming a division of Cap Rock will almost certainly improve the quality of electric service we receive. Savings will be achieved by combining administrative functions of the two cooperatives and from the diversity of the customer loads. (Cap Rock is located approximately 195 miles from our headquarters, which creates load and weather diversity.) As a separate division of Cap Rock, a local presence will be retained, as will the employees you know and trust: you will retain benefit of the local crews who now maintain your system as well as the current Cooperative office staff Also, you will gain computer monitoring of each substation and each circuit out of each substation, and, in emergency situations, you will have the added strength and support of additional personnel and equipment only a few hours away.

If the Members approve this resolution, as the Board recommends, we will be guaranteed a five-year rate freeze and will receive both new services and enhanced provision of familiar services - at no added cost. The advantages are many. Not only will we retain our local office and employees, but we will also continue all current participation and involvement in our local communities. For example, in addition to community support currently provided by the Cooperative, an additional $5,000 annually will be given in scholarships in the counties of the Cooperative's service area. Other community services that the Cooperative is not able to provide also will be available.

As you can see, the Board is confident that the proposal to be

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acquired by Cap Rock is in the best long and short - term interest of the
Members of McCulloch Electric Cooperative.

After carefully weighing and considering the advantages of its options at a meeting of the Board of Directors on June 30, 1999, the Board unanimously approved submitting to the Members a resolution authorizing McCulloch Electric Cooperative, Inc. becoming a division of Cap Rock Electric Cooperative, Inc. on such terms and conditions and for such consideration as are set out in the Combination Agreement previously approved by the Board of Directors of the Cooperative.

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                            THE COMBINATION AGREEMENT

Description.

         1. The retail rates charged to Members for electricity are frozen for a period of five years;
         2. The Members of McCulloch Electric Cooperative, Inc. receive enhancements to present electrical services, at no added cost;
         3. A local office and retention of current office and local field staff will be maintained;
         4. Cap Rock will continue to make improvements as necessary to ensure the quality of the system in the McCulloch service area;
         5. Capital Credits of the Members of McCulloch Electric Cooperative, Inc. will be transferred in full to Cap Rock Electric Cooperative, Inc.;
         6. Cap Rock will offer McCulloch Electric Cooperative, Inc. Members choices for receiving their Capital Credits immediately, including the opportunity to receive stock in Cap Rock's new stock company;
         7. Cap Rock Electric Cooperative, Inc. shall become the owner of all assets of every kind whatsoever and assume all liabilities of McCulloch Electric Cooperative, Inc., pursuant to the Agreement to Combine;
         8. McCulloch will be represented by one (1) Director on the Cap Rock Board, while the remaining Directors will serve in an advisory capacity for a period of at least ten (10) years.

This is a brief description of the main points in the Combination Agreement. A copy of the agreement is available to you for review by contacting Jeanagayle Behrens at the McCulloch Electric headquarters.

                                   CONCLUSION

THE BOARD OF DIRECTORS OF MC CULLOCH ELECTRIC COOPERATIVE URGES YOU TO VOTE FOR THE ADOPTION OF THE MEMBER RESOLUTION AUTHORIZING THE COOPERATIVE TO BECOME A DIVISION OF CAP ROCK.